Exhibit 99.2 - Joint Filer Information and Signature

Joint Filers:

1. Name:	Brookfield Property General Partner Limited
Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY GENERAL PARTNER LIMITED

	By: /s/ Jane Sheere	04/16/2013
	Name: Jane Sheere	Date
Title: Secretary

2. Name:	Brookfield Property GP L.P.
Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY GP L.P.

By: 1648287 Alberta ULC, its general partner

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title:

3. Name:	Brookfield Property L.P.
Address:	73 Front Street, 5th Fl., Hamilton HM 12 Bermuda

BROOKFIELD PROPERTY L.P.

By: Brookfield Property GP LP, its general partner

By: 1648287 Alberta ULC, its general partner

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title: Director

4. Name:	Brookfield BPY Holdings (US) Inc.
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

BROOKFIELD BPY HOLDINGS (US) INC.

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title: President & Chief Financial Officer

5. Name:	CANHOLDCO 1 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 1 ULC

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title: Director

6. Name:	CANHOLDCO 3 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 3 ULC

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title: Director

7. Name:	CANHOLDCO 4 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 4 ULC

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title: Director

8. Name:	CANHOLDCO 2 ULC
Address:	181 Bay Street, Suite 300, Toronto, Ontario, Canada M5J 2T3

CANHOLDCO 2 ULC

	By: /s/ Steven Douglas	04/16/2013
	Name: Steven Douglas	Date
Title: Director